                                                                    EXHIBIT 10.3
                                                                    ------------
                        Design and Consulting Agreement

This Agreement, effective January 1, 1993 is by and between LexaLite International Corporation, a Delaware corporation, of U.S. 31, Charlevoix, Michigan 49720, hereinafter "LexaLite" and Business Activities Corporation, a Michigan corporation, of Post Office Box 244, Charlevoix, Michigan 49720, hereinafter "BAC".

WHEREAS LexaLite has a need for new product ideas and designs both in lighting and in other markets and also for optical design services relating to its lighting products, and for consulting services in research and development and,

WHEREAS BAC has outstanding optical design capabilities as confirmed by recent new product introductions by LexaLite and also has knowledge of non-lighting product research and development including, but not limited to, its own research of a certain marine product of high potential but at high risk,

NOW THEREFORE, LexaLite and BAC do enter into this Design and Consulting Agreement and, further, do agree as follows:

     BAC shall increase Product development, both in lighting and in other markets, for the exclusive benefit of LexaLite.
     BAC shall dedicate its limited optical design capability exclusively to LexaLite and shall do such designs without compensation other than the fees agreed to herein, unless such workload requires additional design assistance.
     BAC shall grant LexaLite exclusive rights to each new design or Product. Those rights shall include trade secrets, copyright and patent opportunities, as such may be created. All costs relating to such intellectual property shall be to the account of LexaLite.
     In consideration of these services to be provided to LexaLite by BAC, LexaLite shall pay BAC a flat fee of twenty five hundred dollars ($2,500) per month, payable on, or about, the first of each month. (Note: these parties contemplate entering into a separate contract that will enable BAC to participate in the rewards of high margin products as they achieve successful production.)

This Agreement shall be for the Calendar Year 1993 and shall automatically be extended for an additional one year term on the first day of each year thereafter. It may be terminated without cause by either party on one year's written notice and for proper cause, without other notice if a written notice of default shall not be remedied within thirty days after being served.

Disputes arising hereunder shall be submitted to the firm of Pointner & Joseph for adjudication (non-binding). This Agreement is subject to the laws and courts of the State of Michigan. Nothing herein shall be construed as creating any employer/employee relationship and BAC may substitute persons and schedule times and work locations at its own discretion.

         Signed, in agreement hereto, this 17th day of September, 1993
                                           ----
LEXALITE INTERNATIONAL CORPORATION             BUSINESS ACTIVITIES CORPORATION

/s/  PATT DEYOUNG                              /s/  JOSH BARNES
-------------------------------------          -------------------------------
by Patt De Young, Corporate Secretary             by Josh Barnes, President
     for its Board of Directors                   for its Board of Directors

             Product Introduction and Market Development Contract
                               Page 1 of 3 Pages

THIS CONTRACT, made and effective this 20th day of February, 1993, is by and between LexaLite International Corporation, a Delaware corporation, of U.S. 31, Charlevoix, Michigan 49720, hereinafter "LexaLite" and Business Activities Corporation, a Michigan corporation, of Post Office Box 244, Charlevoix, Michigan 49720, hereinafter "BAC".

     WHEREAS LexaLite has many new products both in lighting and in new markets such as, but not limited to, marine products, and is desirous of obtaining representation and professional services relating to the introduction and acceptance of such new products in their respective markets and,

     WHEREAS BAC has a working knowledge of all such new products of LexaLite and also has knowledge of the Lighting and Marine markets and further has established contacts with the buyers and the specifying influences within those two markets as well as in others and,

     WHEREAS LexaLite and BAC have a separate Design/Development Contract covering new product design and development as well as optical designs of lighting components and which existing contract is satisfactory to both parties.

     NOW THEREFORE, LexaLite and BAC do agree to hold the existing Design/Development Contract separate, in all respects, from this Product Introduction and Market Development Contract and do further agree to the definitions and terms of this contract, as follows:

     DEFINITIONS:

     Margin The sales Margin as presently calculated by LexaLite. (Actual selling price less manufacturing cost of goods sold. The cost of goods sold does not include Selling, G & A, or Other
                   Expenses.) If LexaLite's method of calculating Margin be changed, the Margins of Schedule A must also be changed to maintain the same effect as if the present method of calculation had remained unchanged.

     Objective     To introduce and thereafter increase market specifications and acceptance of those LexaLite Products included in
                   Schedule A.

     Product(s)    A product included in this contract by listing in an attached
                   Schedule A; initially all 800 Series Reflexors(R), lenses
                   and enclosures.

     Service(s)    Any services, technical assistance, specification work or
                   other effort provided by BAC, either to, or on behalf of,
                   LexaLite, toward achievement of the objective.

             Product Introduction and Market Development Contract
                               Page 2 of 3 Pages

     IT IS AGREED:

1. BAC shall make diligent but reasonable efforts to increase both acceptance and specification of the existing Products of LexaLite that have been introduced in recent years and are listed on attached original Schedule A.

2. BAC shall assist LexaLite in introducing and obtaining specification and market acceptance of new Products, as each are added to the listing on the then revised Schedule A.

3. Efforts to achieve the Objective shall include BAC furnishing Services (such as technical expertise) to LexaLite without hourly or other compensation charges, provided, such expertise or skills are available. A request, by LexaLite, for Services to be provided at a remote location shall authorize related reasonable and proper expenses necessary to the providing of such Services.

4. In consideration of its efforts, LexaLite shall pay BAC a commission on the sales of all Products. The initial commission schedule is attached, hereto, as Schedule A, and includes existing and future 800 Series reflectors, refractors, lenses and enclosures.

5. New products of LexaLite that result from the separate and earlier referenced Design/Development Contract, shall automatically be added to Schedule A as each becomes production. LexaLite may, at its option, add other products or lines of products to Schedule A if it desires BAC Services for that product or line of products. Products shall become non-commissionable when the Margin on said Product drops below the minimum specified for that Product. If the Margin subsequently improves to the minimum, the Product shall again become commissionable. Products may be removed from Schedule A only with the written consent of both parties.

6. Commissions under Schedule A shall be payable not later than the twentieth day of each month on the sales of covered Products shipped during the preceding month. Should any trade payable created on the sale(s) of covered Products with normal thirty day terms remain unpaid for ninety days, LexaLite shall debit BAC and deduct the amount of the commission previously paid on subject unpaid sale(s) from the next commission payment made to BAC. (If the payable is subsequently received, the amount deducted shall then be repaid.)

7. Commissions are payable for the useful life of each Product but only while that Product enables a premium price such that the sales Margin equals a specified minimum percentage of thirty percent (30%) if none is specified. A Product falling below that, such as during the peak of its volume cycle, may again be commissionable as its Margin increases on the back side of the volume cycle. Products on Schedule A may have unique commission schedules. Any 800 Series Product, for example, is commissioned at 1 1/2% if its Margin is greater than 35%, at 1% if its Margin is greater than 30% but less than 35%, and not commissioned if its Margin less than 30%.

             Product Introduction and Market Development Contract
                               Page 3 of 3 Pages

8. In view of the high cost of the initial efforts and the long term nature of the return on that investment, both parties agree that this contract must be of long duration and not subject to cancellation subject to the following four exceptions:

     (I) no further commissions are due and none have been payable for a period of twelve consecutive months, in which event the contract terminates.

     (II) BAC provides no Services or Products for twelve (12) consecutive years, in which event LexaLite may terminate the contract without further obligation upon payment, in full, of all commissions then payable.

     (III) either party defaults under its obligations and, having received notice of such default, has refused or been unable to remedy such default. Disputes arising hereunder shall be submitted to the firm of Pointner & Joseph for adjudication (non-binding). Should the dispute remain unresolved, an injured party shall be entitled to take any action proper under the laws of the State of Michigan including action to recover damages before an appropriate Court in and for Charlevoix County.

     (IV)   by mutual written consent of the parties hereto.

Disclaimer: Neither BAC nor LexaLite is the agent or employee of the other. Neither BAC nor LexaLite may make commitments binding on the other, BAC may not accept orders or furnish prices on behalf of LexaLite, except where a quotation has been furnished to BAC by LexaLite. Nothing herein shall be construed to create any relationship other than a contractual relationship for commission payments on future named product sales in consideration for technical and promotional services on behalf of those named products.

     This contract has been revised and this revision is hereby ratified on 17th
                                                                            ----
September, 1993

   LEXALITE INTERNATIONAL CORPORATION          BUSINESS ACTIVITIES CORPORATION

   /s/  PATT DEYOUNG                           /s/  JOSH BARNES
   ------------------------------------        -------------------------------
   by Patt DeYoung, Corporate Secretary            by Josh Barnes, President
       for its Board of Directors                  for its Board of Directors

             Product Introduction and Market Development Contract
                                 Schedule 'A'

Product Group I is included in the original, as others are added both parties should initial and date each addition.

                        Named Products or Product Lines

Product Group                   Product Description
     I.            All 800 Series products including, but not limited to,
                   Reflexors(R), reflectors, lenses, enclosures, etc.
                   Accessories sold separately are also included but are
                   probably not commissionable as the Margin on such will
                   typically be below the minimum that is commissionable. The selling price of accessories costed as part of an assembly and the selling price of any assembly labor or other items costed therein, including packaging, are also commissionable if included in a package selling price but only if the
                   resulting Margin of the entire package is still sufficient to equal the minimum (or a higher level) commission rate,
                   despite the lower margin inclusions.

                              Commission Schedule

Product Group                   Commission Rate
     I.           Commission shall be at one and one half percent (1 1/2%) of the selling price if the Margin on the quantity of the shipped item is greater than thirty five percent (35%) and at one
                  percent (1%) of the selling price if the Margin on the
                  quantity of the shipped item is less than thirty five percent
                  (35%) but greater than thirty percent (30%). No commission shall be payable on any sales wherein the Margin on the
                  quantity of the shipped item is less than thirty percent
                  (30%).